UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 28, 2005

THE RICEX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-24285	68-0412200
(State or other jurisdiction of icorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 Hawk’s Flight Court El Dorado Hills, California	95762
(Address of principal executive offices, including zip code)	(Zip Code)

(916) 933-3000
Registrant’ phone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

        On September 28, 2005, The RiceX Company, a Delaware corporation (“RiceX”), announced the results of its special meeting of stockholders, which meeting was held for the purpose of voting upon the merger (“Merger”) of RiceX with and into a wholly-owned subsidiary (“Merger Sub”) of NutraCea, a California corporation (“NutraCea”). The Merger was approved by the stockholders of RiceX and will be effected pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated April 4, 2005, by and among NutraCea, Merger Sub and RiceX (the “Merger Agreement”). At the effective time of the Merger, RiceX will merge with and into Merger Sub, with RiceX surviving the Merger as a wholly-owned subsidiary of NutraCea.

        The approval of the Merger and the Merger Agreement, as well as the transactions associated with it, by the stockholders of each of NutraCea and RiceX was announced in a press release, dated September 29, 2005, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Document

99.1	Press Release dated September 29, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RICEX COMPANY
Date: September 29, 2005	By: /s/ Todd C. Crow
Todd C. Crow
Chief Financial Officer

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